Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynex Capital, Inc.
Glen Allen, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-22859, 333-10783, 333-10587 and 333-35769 and Form S-8 No. 333-32663 of Dynex Capital, Inc. of our reports dated February 6, 2008, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO SEIDMAN LLP

Richmond, Virginia
February 27, 2008